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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT
                               SCOTT B. PARLIAMENT


         The following are the terms and conditions of employment of Scott B. Parliament (the "Executive") by Electronic Medical Distribution, Inc. d/b/a eMD.com/BioShield Technologies, Inc. (the "Company"):

         1. Position: The Executive shall be employed as the Company's Chief Financial Officer. The Executive shall report to the Company's Chief Executive Officer (the "CEO").

         2. Salary: The Executive shall be paid an annual salary of one hundred and twenty-five thousand dollars ($125,000.00).

         3. Sign on Bonus: A sign on bonus of $7,500 will be paid on the first paycheck of the Executive.

         4. Benefits: The Executive shall generally be entitled to participate in or receive such benefits as the Company provides from time to time to its executives. The Executive shall be included in any Executive Bonus Program as deemed by the Board of Directors.

         5. Vacation: The Executive shall be entitled to twenty (20) days of vacation during each calendar year, but such vacation shall not be cumulative. At no time shall Executive be entitled to receive more than twenty
(20) days of vacation during any calendar year.

         6. Payment of Compensation and Benefits: All salary, and any other bonuses, stock option exercises, benefit payments and any other compensation paid to Executive shall be paid in a manner consistent with the standard payroll practices of the Company. The Company may withhold from any payment any required taxes or other governmental withholdings, insurance or benefit premiums or payments and similar items.

         7. Business Expenses: The Company will reimburse the Executive for reasonable bona fide business expenses incurred on behalf of the Company in the ordinary course of business, provided, however, that the expense is otherwise deductible by the Company as an ordinary and necessary business expense for federal income tax purposes.

         8. Three Months Review: On or about May 15, 2000, the Executive and the CEO shall review Executive's performance and such other factors, as the CEO deems appropriate. Based upon this review the CEO will determine if Executive's employment should be continued and, if so, the terms of the continuation of such employment including, but not limited to, any salary increase and the targeted amount of Executive's bonus.

         9. Stock Option Grant: Executive shall be entitled to receive a stock option granted in accordance with the terms and conditions set forth in the Company's stock option plan and stock option agreement. The amount of shares to be granted under the stock option shall be one hundred twenty-five thousand (125,000), the exercise price for each share shall be $4.67 and the option shall vest in one third increments on the first, second and third anniversaries of the date of the grant.

         10. Employment at Will: Nothing in this Agreement should be construed to confer any right of the Executive to be employed by the Company for a fixed or definite term. The Executive acknowledges and agrees that he is an employee at will and that his employment may be terminated by the Employee or by the Company at any time with or without cause. If the Executive is terminated without cause after the initial three months, he will be entitled to three-month severance.

         11. Termination Obligations: At the time of the termination of employment of the Executive, Executive shall return to the
Company all personal property of the Company, including, but not limited to, all computers, cellular phones, company credit cards, access keys, books, manuals, records, reports, notes, contracts, lists and other documents or materials or copies thereof (including all computer files) and all Confidential Information (as defined in paragraph 12(a)) and other proprietary information relating to the Company. Also at the time of the termination of employment of the Executive, Executive shall tender his resignation from all offices and directorships then held with the Company. Finally, Executive agrees not to disparage the Company, its affiliates and

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any officer, director or employee of the Company or its affiliates while an employee or after the termination of his employment.

         12. Confidentiality and Non-Solicitation Agreement: As an express condition of employment under this Agreement, Executive acknowledges and agrees that:

         (a) Executive will not, during the time he is employed by the Company, or at any time thereafter, directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive, however, shall no be obligated to treat as confidential any Confidential Information that
         (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than through the disclosure directly or indirectly of Executive, or (iii) is disclosed to Executive by a third party who is not known by Executive to be under a duty of confidentiality. As used in the Agreement the term "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the directors, officers, shareholders, customers, employees, investors, business methods, business plans and strategies, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to shareholder, customer or investor lists of the Company and any affiliate of the Company; and

         (b) For a period of one (1) year thereafter, Executive will not, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, corporation or other entity, (i) carry on or be engaged or interested directly or indirectly in, or solicit the sale or provision of services or the development or marketing of services similar to those offered by the Company, (ii) endeavor directly or indirectly to canvas or solicit customers in competition with the Company or to interfere with the supply of orders for goods or services from or by any person, corporation or other entity that while Executive was employed by the Company supplied goods or services to the Company, or (iii) directly or indirectly solicit or attempt to solicit away from the Company any of this officers or employees or offer employment to any person who is an officer or employee of the Company.

         13. Injunctive Relief and Enforcement: The Executive acknowledges and agrees that if he breaches his obligations under paragraph 12 of this Agreement, there may be no adequate remedy at law. Therefore in such an event the Executive agrees that the Company may apply for an injunction to prevent further violations of this Agreement and such relief shall be in addition to any other remedy, legal or equitable, that may be available to the Company. In addition, in the event any provision of this Agreement, including, but not limited to, paragraph 12, shall be determined by any court of competent jurisdiction to be unenforceable for any reason, then each such provision shall be interpreted to the maximum extent as to which it may be enforceable and enforced as so interpreted, all as determined by such court in such action.

         14. Choice of Law: This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Georgia without reference to the choice of law provisions of Georgia.

         15. Dispute Resolution: Absent any irreparable injury being suffered by the Company entitling the Company to seek injunctive relief against the Executive pursuant to paragraph 13 of this Agreement, in the event there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree to the following procedures:

         (a) Within thirty days after notice from a party of any dispute, the parties shall meet and attempt to resolve such dispute informally with or without a mediator as the parties mutually agree; and

         (b) If the parties are unable to resolve the dispute informally, then either party may institute a lawsuit in the federal or state courts of Gwinnett County, Georgia. The parties agree that the federal and state courts of Gwinnett County, Georgia, shall have sole jurisdiction over such disputes and each party expressly consents to the personal jurisdiction of such courts and expressly waives all defenses of lack of personal jurisdiction and inconvenient forum.

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         16.      Entire Agreement: This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the employment of the Executive by the Company and no representations, promises, agreements or understandings, written or oral, not contained in this Agreement shall be of any force or effect. This Agreement may not be changed unless in writing signed by both the Executive and the CEO.

         This Agreement is dated the 15th day of February 2000.

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
EXECUTIVE                                   ELECTRONIC MEDICAL
                                            DISTRIBUTION, INC. d/b/a

                                                    eMD.com/Bioshield Technologies, Inc.


/s/ Scott B. Parliament                     By: /s/ TIMOTHY C. MOSES
-----------------------                        --------------------------------
SCOTT B. PARLIAMENT                            Title: Chief Executive Officer
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